EXHIBIT 4.3
                              SECOND AMENDMENT TO
                           SHORT TERM CREDIT AGREEMENT


          THIS SECOND AMENDMENT (the "Amendment") is dated as of September 23, 1997 among TBC CORPORATION (the "Borrower"), the undersigned Lenders, and FIRST TENNESSEE BANK NATIONAL ASSOCIATION, as administrative agent for the Lenders (the "Agent").

                              W I T N E S S E T H:


          WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Short Term Credit Agreement dated as of September 25, 1996, as previously amended by the First Amendment to Short Term Credit Agreement dated as of July 1, 1997 (as so amended, the "Agreement"); and

          WHEREAS, the Borrower, the undersigned Lenders, and the Agent desire to amend the Agreement in certain respects more fully described hereinafter;

          NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

          1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have their meanings as attributed to such terms in the Agreement.

          2.     Amendments to the Agreement.

          2.1    Definitions.  The definition of  Termination Date  in
   Article I of the Agreement is amended and restated in its entirety to read as follows:

             "Termination Date" means the date which is 728 days after the Closing Date, or such earlier date of termination of the Lenders' obligations pursuant to Section 8.1 upon the occurrence of an Event of Default.

          3. Representations and Warranties. In order to induce the Agent and the undersigned Lenders to enter into this Amendment, the Borrower represents and warrants that:

          3.1 The representations and warranties set forth in Article V of the Agreement, as hereby amended, are true, correct and complete on the date hereof as if made on and as of the date hereof and that there exists no Default or Unmatured Default on the date hereof.

          3.2 The execution and delivery by the Borrower of this Amendment have been duly authorized by any necessary corporate proceedings of the Borrower and this Amendment, and the Agreement, as amended by this Amendment, constitute the valid and binding obligations of the Borrower.



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          3.3    Neither the execution and delivery by the Borrower of this
   Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any Subsidiary or [of?] the Borrower's or the Borrower s or any Subsidiary s articles of incorporation or bylaws or the provisions of any indenture, instrument or agreement to which the Borrower or any Subsidiary is a party or is subject, or by which it or its property, is bound, or conflict with or constitute a default thereunder.

          4. Effective Date. This Amendment shall become effective as of the date first above written upon receipt by the Agent of (i) counterparts of this Amendment duly executed by the Borrower and the Required Lenders, and (ii) such other documents as the Agent or any Lenders may request.

          5. Ratification. The Agreement, as amended hereby, is hereby ratified, approved and confirmed in all respects.

          6. Reference to Agreement. From and after the effective date hereof, each reference in the Agreement to "this Agreement," "hereof," or "hereunder" or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement, as amended by this Amendment.

          7. Costs and Expenses. The Borrower agrees to pay all costs, fees and out-of-pocket expenses (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) incurred by the Agent in connection with the preparation, execution and enforcement of this Amendment.


          8. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF TENNESSEE.




















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          9.     Execution of Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


          IN WITNESS WHEREOF, the Borrower, the undersigned Lenders and the Agent have executed this Amendment as of the date first above written.




                                      TBC CORPORATION

                                      By: /s/ Ronald E. McCollough

                                      Title:   Senior Vice President
                                               Operations & Treasurer




                                      FIRST TENNESSEE BANK NATIONAL
                                      ASSOCIATION, Individually and as
                                      Administrative Agent

                                      By: /s/ James H. Moore, Jr.

                                      Title: Vice President


                                      NBD BANK


                                      By: /s/ Curtis Price

                                      Title: As Agent


                                      SUNTRUST BANK, NASHVILLE, N.A.

                                      By: /s/ Anneliese H. Tyler

                                      Title: Vice President






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